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                                                                    EXHIBIT 23.4


February 15, 2000


To the Board of Directors of Forcenergy Inc:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of Forcenergy Inc pertaining to the 1999 Employee Stock Purchase Plan of our reports dated February 26, 1999, February 16, 1998 and February 7, 1997, and our estimates of the net proved natural gas and oil reserves of Forcenergy, as of January 1, 1999, 1998 and 1997, and to all references to our estimates of the net proved natural gas and oil reserves of the Company as of those dates, included in the Annual Report on form 10-K for the year ended December 31, 1998.



                                         COLLARINI ENGINEERING INC.



                                         By: /s/ DENNIS JORDAN, P.E.
                                             -----------------------------------
                                             Dennis Jordan, P.E.
                                             Senior Vice President